Exhibit 10.08

6401 Hollis Street • Suite 125 • Emeryville, CA 94608
www.Lyris.com	domestic: 800.768.2929 international: 510.844.1600 fax: 5108441498

October 26, 2010

Tina Stewart

From: Wolfgang Maasberg

Dear Tina,

Thank you for meeting with us! Everyone here has enjoyed speaking with you, and we’d like you to join Lyris Inc. I am pleased to confirm the offer made to you for the position of SVP of Marketing. Your start date will be November 15, 2010 working out of the Emeryville office, reporting to Wolfgang Maasberg, President and CEO.

The terms of this offer include:

•               An annual base salary of $236,000 paid to you semi-monthly.

•               You will be reimbursed for hotel and living expenses up to $15,000 within the first 6 months of employment. If you are terminated for cause or terminate voluntarily within 12 months of employment 100% of this expense allowance is to be repaid to the company.

•               An annual bonus with $56,000 paid quarterly- based on company performance, individual objectives and subject to board approval.

•               6 months severance pay if terminated without cause after 90 days of employment.

•               For the avoidance of doubt, for the purpose of your entitlement to severance and for termination without cause, “Without Cause” shall be defined as a termination by the Company of your employment for any reason other than a termination based upon “Cause”, death or “Disability”:

For this purpose, “Cause” shall be defined as (i) your failure to perform your obligations and duties hereunder to the satisfaction of the Company, which failure is not remedied within 15 days after receipt of written notice from the Company; (ii) your commission of an act of fraud upon, or willful misconduct toward, the Company or any of its affiliates; (iii) your material breach of Section 3, Section 4, Section 6 or Section 8 of the PIIA, which in any case is not remedied within 15 days after receipt of written notice from the Board or the Company; (iv) your conviction of any felony (or a plea of nolo contendere thereto) or any crime involving moral turpitude; or (v) your failure to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of the PIIA, which is not remedied within 15 days after receipt of written notice from the Board or the Company. Any written notice from the Board or the Company pursuant to termination for Cause shall specifically identify the failure that it deems to constitute Cause.

For this purpose, “Disability” shall be defined as your inability to perform your employment duties and obligations for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to you or your legal representative (such agreement as to acceptability not to be withheld unreasonably);

•               Your position is exempt, which means you are not eligible for overtime pay

•               Flexible Spending Accounts for Healthcare & Dependent care

•               Life Insurance and LTD

•               15 days paid vacation per year

•               10 days paid sick leave per year

•               Partially-subsidized medical, dental and vision plans

•               401 (k) plan after one month of employment

•               A stock option grant of 500,000 shares (Pending board approval, and subject to the terms of the operative Stock Option Plan and executed Stock Option Agreement. Price will be set based on the authorization of the comp committee with a minimum price of $.33)

•               If Lyris is acquired or undergoes a change of control and the executive is terminated “Without Cause” within two years (24 months) following a change in control, the executive shall be entitled to:

•                   base salary through the date of termination of her employment;

•                   one year of base salary, at the rate in effect on the date of termination of his/her employment

•                   Full vesting of 100% of the then unvested options based on fair market value at purchase; and

•                   Cobra benefits coverage for the executive and his/her family for up to 12 months

Your responsibilities in this role will include, but not be limited to, the following:

•                Develop a unique and compelling marketing and product vision.

•                Develop and maintain product and company positioning, value proposition and differentiation.

•                Define and implement a product and services portfolio, value pricing and financial goals for short and long range plans.

•                Manage and continue to expand existing product marketing and corporate communications functions to drive significant revenue growth in our core businesses.

•                Conduct investor, analyst and journalist briefings, including public speaking.

•                Create, implement, maintain and evolve a high-level corporate identity campaign to establish common, compelling branding and identity elements.

•                Branding, graphical chart and management of Trademarks.

•                Assist strategic alliances and market development personnel with outbound customer-facing activities.

•                Plan and implement go-to-market strategies for program launches and promotion, including market. segmentation, product naming, channel strategies, market influencer programs, competitive positioning.

•                Lead development of program-specific marketing collateral, presentations and sales materials.

•                Represent company with media, strategic partners and customers.

•                Establish “Best Practices” methodologies in the areas of market definition, research, trends tracking, and competitive analysis/differentiation.

Your employment will also be subject to the following additional conditions:

•               You must abide by Lyris’ rules, regulations, and practices (including but not limited to those concerning work schedules, vacation and sick leave) as they may from time to time be adopted or modified, herein and in the Lyris Employee Handbook.

•               You must complete and execute the enclosed standard Lyris’ Proprietary Information and Inventions Agreement (“PIAA”).

•               The information you have provided in connection with your application for employment must be complete and accurate, and the results of your reference checks (and where applicable, background check) must be acceptable to the Company.

The Company maintains an at-will employment relationship with all employees. This means that employment is terminable by you or the company, at any time for any reason, with or without cause.

This covers the main points of our employment offer to you. Kindly indicate your acceptance of our offer by signing one copy of this letter and returning it to Amanda Griffith in Human Resources via fax (408) 351-9199 (private fax) by November 1, 2010.

Best regards,

/s/ Wolfgang Maasberg
Wolfgang Maasberg
Chief Executive Officer

Accepted:	/s/ Tina Stewart	Date:	November 1, 2010
Tina Stewart

6401 Hollis Street • Suite 125 • Emeryville, CA 94608
www.Lyris.com	domestic: 800.768.2929 international: 510.844.1600 fax: 510.844.1498

SUPPLEMENTAL NON-DISCLOSURE AGREEMENT

I, the undersigned employee or other agent of Lyris, Inc. (“the Company”) agree as follows:

This Supplemental Non-Disclosure Agreement (“SNDA”) is intended to clarify my obligation to preserve the strict confidentiality of certain materials and other information to which I will have access during the course of my employment/engagement by Lyris, Inc. (“the Company”) as described in the Proprietary Information and Inventions Agreement that I signed as a condition of my employment/engagement (the “PIIA”). The Company currently intends that I will be involved in the following matter:

Project Shark

This matter will be referred to throughout this SNDA as the “Project”.

By signing this SNDA, I acknowledge and expressly agree that all materials and other information to which I gain access during the course of the Project, in whatever form those materials and other information may be (whether oral or in writing, electronic or otherwise), are the Company’s “Proprietary Information” as that term is defined in the PIIA.  I further acknowledge and agree that I will not: (i) use the Proprietary information for any purpose other than the performance of my duties for the benefit of the Company; and/or (ii) disclose the Proprietary Information to any person other than an authorized Lyris employee, attorney, or other agent with a specific need to know the Proprietary Information in order to perform his or her duties with respect to the Project, unless I am expressly authorized in writing by the Company’s President to disclose the Proprietary Information to another person. I understand and agree that this SNDA is not intended to replace or modify any of my obligations under the PIIA, but only to clarify my specific obligations under that agreement as they apply to the Project.

/s/ Tina Stewart	Date:	04-28-11
Signature

Tina Stewart SVP of Marketing
Print Name & Job Title

WITNESS:

Date:
Signature